Exhibit 99.1

Rule 3.8A
Appendix 3E

Daily share buy-back notice
(except minimum holding buy-back and
Selective buy-back)

Information and documents given to ASX become ASX's property and may be made public.

Introduced 1/9/99. Origin: rule 3.6, Appendix 7C. Amended 30/9/2001, 11/01/10

Name of entity	ARBN
NEWS CORPORATION	163 882 933

We (the entity) give ASX the following information.

Information about buy-back

1	Type of buy-back	On market buy-back on NASDAQ only

2	Date Appendix 3C was given to ASX	19 June 2013

Total of all shares bought back, or in relation to which acceptances have been received, before, and on, previous day

		Before previous day	Previous day
3	Number of shares bought back or if buy-back is an equal access scheme, in relation to which acceptances have been		NASDAQ 0 CLASS B 329,866 CLASS A ASX 0 CLASS B 0 CLASS A
4	Total consideration paid or payable for the shares		NASDAQ US$0 CLASS B US$4,993,413 CLASS A ASX A$0 CLASS B A$0 CLASS A

		Before previous day	Previous day
5	If buy-back is an on-market buy-back
NASDAQ-CLASS B
highest price paid: US$  N/A
lowest price paid: US$   N/A

NASDAQ-CLASS A
highest price paid: US$15.18
lowest price paid:  US$15.09

ASX-CLASS B
highest price paid: A$  N/A
lowest price paid: A$   N/A

ASX-CLASS A
highest price paid: A$  N/A
lowest price paid: A$   N/A

highest price allowed under rule 7.33:
ASX-CLASS B
A$  N/A
ASX-CLASS A
A$  N/A

Participation by directors
6	Deleted 30/9/2001

How many shares may still be bought back?
7	If the company has disclosed an intention to buy back a minimum number of shares – the remaining number of shares to be bought back

Compliance statement

1.	The company is in compliance with all Corporations Act requirements relevant to this buy-back.

2.	There is no information that the listing rules require to be disclosed that has not already been disclosed, or is not contained in, or attached to, this form.

Sign here:	/s/ Stacey Brown	Date: 11 May 2015
(Company Secretary – Australia)

Print name:	Stacey Brown